Exhibit 99.1

Unity Bancorp, Inc.
64 Old Highway 22
Clinton, NJ 08809
800 618-BANK
www.unitybank.com

NewsNewsNewsNewsNews

For Immediate Release:

January 25, 2006

News Media & Financial Analyst Contact:

Alan Bedner, EVP

Chief Financial Officer

(908) 713-4308

Unity Bancorp Reports 29.2% increase in Fourth Quarter Earnings

Clinton, NJ - Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $1.8 million, or $0.27 per diluted share, for the quarter ended December 31, 2005, a 29.2% increase compared to net income of $1.4 million, or $0.21 per diluted share, for the quarter ended December 31, 2004.  Return on average assets and average common equity for the fourth quarter of 2005 were 1.16% and 17.62%, respectively, as compared to 1.08% and 15.53%, respectively, for the fourth quarter of 2004.

For the year ended December 31, 2005, net income was $6.2 million, or $0.96 per diluted share, a 16.5% increase from net income of $5.3 million, or $0.83 per diluted share for the same period a year ago.  Return on average assets and average common equity for the year ended December 31, 2005, were 1.10% and 16.29%, respectively, as compared to 1.10% and 16.32%, respectively, from the prior year period.

“The year was marked by strong loan and deposit growth and stable margins, which resulted in our fourth year of record earnings,” said Unity President and Chief Executive Officer, James A. Hughes.  “We are extremely pleased with operating results and continue to remain optimistic about future earnings growth.”

Net interest income was $6.0 million for the fourth quarter of 2005, a 17.8% increase compared to a year ago.  The increase in net interest income was due primarily to an increase in interest-earning assets partially offset by a slight decrease in net interest margin.  Net interest margin was 4.20% for the fourth quarter of 2005, compared to 4.26% for the fourth quarter of 2004.  Year over year, net interest income increased $3.1 million or 16.1 percent to $22.2 million due to an increase in interest-earning assets and a relatively stable net interest margin at 4.17 percent compared to 4.18 percent the prior year.

The provision for loan losses for the fourth quarter of 2005 was $525 thousand, compared to $350 thousand for the quarter ended December 31, 2004.  The increase in the provision was primarily due to the increase in the loan portfolio.  Net loan charge-offs for the quarter ended December 31, 2005 were $191 thousand, compared to net-charge offs of $220 thousand for the quarter ended December 31, 2004.  For the year-ended December 31, 2005, the provision for loan losses increased $675 thousand to $1.9 million compared to $1.2 million in 2004.  This increase was due to higher levels of non-performing loans and higher net charge-offs compared to the prior year.

Total non-interest income for the fourth quarter of 2005 was $2.1 million, up 10.9% from the same period a year ago.  Service charges on deposits for the fourth quarter of 2005 increased 28.6% compared to the fourth quarter of 2004 due to an increase in the volume of overdraft charges.  Service and loan fees for the fourth quarter of 2005 increased 17.4% from a year ago due to an increase in loan servicing income and loan fees.  Gains on sales of SBA loans amounted to $878 thousand for the fourth quarter of 2005, compared to $862 thousand for the quarter ended December 31, 2004.  Other income for the fourth quarter of 2005 decreased due primarily to lower loan referral fees.  For the year-ended December 31, 2005, non-interest income increased $561 thousand or 7.4 percent to $8.2 million due primarily to increased service and loan fees, Mortgage loan gains and service charges on deposits, offset in part by lower gains on sales of SBA loans.

Total non-interest expenses for the fourth quarter of 2005 were $4.8 million, an increase of 7.9% from the prior year’s comparable quarter.  The increase from the prior year’s comparable quarter was primarily due to increases in compensation and benefits, processing and communications, furniture and equipment, occupancy expense, professional fees and other expenses.  Compensation and benefits increased 17.5%, due to increased head count, merit increases and rising health insurance costs.  Processing and communications increased 6.2% due to increased transactional volume.  Furniture and equipment and occupancy costs increased 13.2% and 18.6% respectively, due to the addition of a new branch and the refurbishment of the branch network.  Other expense increased 40.1% due to increased insurance and training and recruiting expenses.  Loan servicing costs declined 86.7% due to the collection of expenses on delinquent loans.  Advertising decreased 51.3%, compared to the fourth quarter of 2004 due to a large marketing campaign in the fourth quarter of 2004.  For the year-ended December 31, 2005, non-interest expense increased $1.4 million or 8.4 percent to $18.7 million due primarily to increased compensation and benefits, furniture and fixtures, occupancy and processing and communications, offset in part by lower loan servicing fees and professional fees.

Total assets at December 31, 2005 were $614.2 million, a 19.2% increase from a year ago.  The increase in assets from the prior year was primarily due to growth in the Company’s loan portfolio and federal funds sold.  Total loans at December 31, 2005 were $448.6 million, a 20.1% increase from December 31, 2004.  The growth in the loan portfolio occurred in all areas of lending.  Commercial loans increased $52.8 million, or 25.4%, SBA loans increased $15.5 million, or 24.6%, residential mortgage loans increased $1.8 million, or 3.0% and consumer loans increased $4.9 million, or 11.5%.  Included in loan balances are approximately $16.0 million in total loans acquired as part of the fourth quarter acquisition of the Phillipsburg branch.

“During the quarter we successfully integrated the acquisition of our Phillipsburg, New Jersey location, which was purchased from interState Net Bank. The acquisition added approximately $16 million in loans and $21 million in related deposits.” said Mr. Hughes.

At December 31, 2005, the allowance for loan losses was $6.9 million, or 1.54% of total loans, compared to 1.57% a year ago.  Non-performing assets at December 31, 2005 were $4.5 million, up $100 thousand from a year ago.  There were no loans past due greater than 90 days and still accruing as of December 31, 2005.

Total deposits at December 31, 2005 were $521.9 million, a 20.3% increase from December 31, 2004.  This increase was primarily the result of growth in savings accounts and time deposits, partially offset by the decline in interest bearing checking accounts and demand deposits.  Savings accounts increased $62.4 million, or 78.4% from December 31, 2004 due to a high yield savings product.  Time deposits increased $55.2 million, or 52.1%, from December 31, 2004. Included in the increase in deposits are approximately $21 million in deposits related to the fourth quarter acquisition of the Phillipsburg branch.

Total shareholders’ equity was $40.9 million at December 31, 2005, a 14.1% increase from the prior year.  The increase in shareholders’ equity was primarily due to retained profits partially offset by the payment of cash dividends and a decline in other comprehensive income.

As of December 31, 2005, the Company’s Tier I leverage ratio was 8.48%, Tier I risk-based capital ratio was 10.26%, and total risk-based capital ratio was 11.51%. All regulatory capital ratios exceed the well-capitalized federal capital adequacy requirements as of December 31, 2005.

Unity Bancorp, Inc. is a financial service organization headquartered in Clinton, New Jersey, with approximately $614 million in assets and $522 million in deposits.  Unity Bank provides financial services to retail, corporate & small business customers through its 14 retail service centers located in Hunterdon, Middlesex, Somerset, Union and Warren counties in New Jersey.  For additional information about Unity visit our website at www.unitybank.com or call 800 618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the company’s control and could impede its ability to achieve these goals.  These factors include general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, and results of regulatory exams, among other factors.

Unity Bancorp, Inc.

Consolidated Financial Highlights

(Dollars in thousands, except per share data)

	12/31/2005	9/30/2005	12/31/2004
BALANCE SHEET DATA:
Assets	$614,172	$609,916	$515,417
Deposits	521,860	518,696	433,898
Loans	448,567	434,749	373,580
Securities	106,331	103,012	101,593
Shareholders’ equity	40,929	39,526	35,868
Allowance for loan losses	6,892	6,558	5,856

FINANCIAL DATA - QUARTER TO DATE:
Net income before taxes	$2,710	$2,612	$2,133
Federal and state income tax provision	956	993	775
Net income	$1,754	$1,619	$1,358

Per share-basic	$0.28	$0.26	$0.22
Per share-diluted	$0.27	$0.25	$0.21

Return on average assets	1.16%	1.09%	1.08%
Return on average common equity	17.62	16.36	15.53
Efficiency ratio	59.76	58.17	64.24

FINANCIAL DATA - YEAR TO DATE:
Net income before taxes	$9,898	—	$8,382
Federal and state income tax provision	3,688	—	3,052
Net income	$6,210	—	$5,330

Per share-basic	$1.01	—	$0.88
Per share-diluted	$0.96	—	$0.83

Return on average assets	1.10%	—%	1.10%
Return on average common equity	16.29	—	16.32
Efficiency ratio	61.53	—	64.51

SHARE INFORMATION:
Closing price per share	$14.00	$13.09	$12.19
Cash dividends declared	0.05	0.05	0.04
Book value per share	6.57	6.46	5.91
Average diluted shares outstanding (QTD)	6,483	6,426	6,433

CAPITAL RATIOS:
Total equity to total assets	6.66%	6.48%	6.96%
Tier I capital to average assets (leverage)	8.48	8.55	9.09
Tier I capital to risk-adjusted assets	10.26	10.40	11.14
Total risk-based capital	11.51	11.65	12.39

CREDIT QUALITY AND RATIOS:
Nonperforming assets	$4,539	$5,733	$4,436
Net charge offs to average loans (QTD)	0.17%	0.33%	0.24%
Allowance for loan losses to total loans	1.54	1.51	1.57
Nonperforming assets to total loans and OREO	1.01	1.32	1.19

Unity Bancorp, Inc.

Consolidated Balance Sheets

(In thousands)

	12/31/2005	9/30/2005	12/31/2004
ASSETS
Cash and due from banks	$11,945	$11,675	$12,439
Federal funds sold and interest bearing deposits	26,814	41,947	10,967
Securities:
Available for sale	65,583	69,248	78,014
Held to maturity	40,748	33,764	23,579
Total securities	106,331	103,012	101,593
Loans:
SBA - Held for sale	14,001	14,832	7,574
SBA - Held to Maturity	64,660	65,858	55,576
Commercial	260,581	242,728	207,771
Residential mortgage	62,039	63,474	60,240
Consumer	47,286	47,857	42,419
Total loans	448,567	434,749	373,580
Less: Allowance for loan losses	6,892	6,558	5,856
Net loans	441,675	428,191	367,724
Goodwill and other intangibles	1,618	—	—
Premises and equipment, net	10,593	10,555	7,439
Accrued interest receivable	3,167	2,932	2,493
Loan servicing asset	2,438	2,288	2,018
Bank Owned Life Insurance	5,185	5,140	5,000
Other assets	4,406	4,176	5,744
Total Assets	$614,172	$609,916	$515,417

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand deposits	$79,547	$81,114	$83,839
Interest-bearing deposits:
Interest bearing checking	139,076	139,544	164,426
Savings	141,935	154,224	79,557
Time, under $100,000	108,353	93,565	73,399
Time, $100,000 and over	52,949	50,249	32,677
Total deposits	521,860	518,696	433,898
Borrowed funds and subordinated debentures	49,279	49,279	44,279
Accrued interest payable	274	249	176
Accrued expenses and other liabilities	1,830	2,166	1,196
Total liabilities	573,243	570,390	479,549
Commitments and Contingencies	—	—	—

Shareholders’ equity:
Common stock, no par value, 12,500 shares authorized	38,423	38,078	34,025
Retained earnings	3,897	2,454	2,327
Treasury stock at cost	(242)	(242)	—
Accumulated other comprehensive loss, net of tax	(1,149)	(764)	(484)
Total shareholders’ equity	40,929	39,526	35,868
Total Liabilities and Shareholders’ Equity	$614,172	$609,916	$515,417

COMMON SHARES AT PERIOD END:
Issued	6,247	6,136	6,067
Outstanding	6,225	6,114	6,067
Treasury	22	22	—

Unity Bancorp, Inc.

Consolidated Statements of Income

(In thousands, except per share data)

	12/31/2005	9/30/2005	12/31/2004
FOR THE THREE MONTHS ENDED:
INTEREST INCOME
Fed funds sold and interest on deposits	$285	$108	$46
Securities:
Available for sale	713	782	832
Held to maturity	444	411	269
Total securities	1,157	1,193	1,101
Loans:
SBA	1,967	1,784	1,209
Commercial	4,547	4,215	3,464
Residential mortgage	816	895	698
Consumer	714	690	512
Total loan interest income	8,044	7,584	5,883
Total interest income	9,486	8,885	7,030
INTEREST EXPENSE
Interest bearing demand deposits	704	655	660
Savings deposits	952	971	260
Time deposits	1,311	982	697
Borrowed funds and subordinated debentures	552	540	346
Total interest expense	3,519	3,148	1,963
Net interest income	5,967	5,737	5,067
Provision for loan losses	525	675	350
Net interest income after provision for loan losses	5,442	5,062	4,717
NONINTEREST INCOME
Service charges on deposit accounts	445	452	346
Service and loan fee income	472	473	402
Gain on SBA loan sales	878	877	862
Gain on Mortgage loan sales	103	133	44
Bank owned life insurance	45	47	—
Net securities gains	—	(8)	5
Other income	129	158	209
Total noninterest income	2,072	2,132	1,868
NONINTEREST EXPENSES
Compensation and benefits	2,561	2,367	2,180
Processing and communications	514	541	484
Occupancy, net	607	555	512
Furniture and equipment	359	335	317
Professional fees	106	138	76
Loan servicing costs	31	105	233
Advertising	149	176	306
Deposit insurance	16	15	15
Other	461	350	329
Total noninterest expenses	4,804	4,582	4,452
Income before taxes	2,710	2,612	2,133
Federal and state income tax provision	956	993	775
Net Income	$1,754	$1,619	$1,358

Net Income Per Common Share-Basic	$0.28	$0.26	$0.22
Net Income Per Common Share-Diluted	$0.27	$0.25	$0.21

AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,182	6,112	6,063
Diluted	6,483	6,426	6,433

Unity Bancorp, Inc.

Consolidated Statements of Income

(Dollars in thousands, except per

share data)

	12/31/2005	12/31/2004
YEAR TO DATE
INTEREST INCOME
Fed funds sold and interest on deposits	$572	$193
Securities:
Available for sale	3,100	3,304
Held to maturity	1,477	867
Total securities	4,577	4,171
Loans:
SBA	6,558	4,296
Commercial	16,164	12,934
Residential mortgage	3,318	2,712
Consumer	2,648	1,860
Total loan interest income	28,688	21,802
Total interest income	33,837	26,166
INTEREST EXPENSE
Interest bearing demand deposits	2,605	2,656
Savings deposits	3,164	620
Time deposits	3,820	2,507
Borrowed funds and subordinated debentures	2,014	1,225
Total interest expense	11,603	7,008
Net interest income	22,234	19,158
Provision for loan losses	1,850	1,175
Net interest income after provision for loan losses	20,384	17,983
NONINTEREST INCOME
Service charges on deposit accounts	1,766	1,618
Service and loan fee income	2,111	1,831
Gain on SBA loan sales	2,956	3,217
Gain on Mortgage loan sales	382	192
Bank owned life insurance	185	—
Net securities gains	69	76
Other income	721	695
Total noninterest income	8,190	7,629
NONINTEREST EXPENSES
Compensation and benefits	9,639	8,435
Processing and communications	2,010	1,919
Occupancy, net	2,256	2,085
Furniture and equipment	1,350	1,146
Professional fees	547	593
Loan servicing costs	482	738
Advertising	697	695
Deposit insurance	61	61
Other	1,634	1,558
Total noninterest expenses	18,676	17,230
Income before taxes	9,898	8,382
Federal and state income taxes	3,688	3,052
Net Income	$6,210	$5,330

Net Income Per Common Share-Basic	$1.01	$0.88
Net Income Per Common Share-Diluted	$0.96	$0.83

Average common shares outstanding:
Basic	6,121	6,044
Diluted	6,439	6,424

Unity Bancorp, Inc.

Consolidated Average Balance Sheets

with Resultant Interest and Rates

(Tax-equivalent basis, dollars in thousands)

	Three Months Ended December 31, 2005			Three Months Ended September 30, 2005
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$27,166	$285	4.16%	$14,465	$108	2.96%
Securities:
Available for sale	67,193	726	4.32	74,803	795	4.25
Held to maturity	36,872	444	4.82	35,274	411	4.66
Total securities	104,065	1,170	4.50	110,077	1,206	4.38

Loans, net of unearned discount:
SBA	81,835	1,967	9.61	79,540	1,784	8.97
Commercial	248,012	4,547	7.27	240,382	4,215	6.96
Residential mortgage	62,320	816	5.24	65,048	895	5.50
Consumer	46,544	714	6.09	48,305	690	5.67
Total loans	438,711	8,044	7.29	433,275	7,584	6.97
Total interest-earning assets	569,942	9,499	6.63	557,817	8,898	6.35
Noninterest-earning assets:
Cash and due from banks	11,364			13,623
Allowance for loan losses	(6,790)			(6,575)
Other assets	25,483			25,701
Total noninterest-earning assets	30,057			32,749
Total Assets	$599,999			$590,566

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$141,589	704	1.97	$147,124	655	1.77
Savings deposits	144,754	952	2.61	153,640	971	2.51
Time deposits	144,732	1,311	3.59	117,185	982	3.32
Total interest-bearing deposits	431,075	2,967	2.73	417,949	2,608	2.48
Borrowed funds and subordinated debentures	48,741	552	4.49	50,862	540	4.21
Total interest-bearing liabilities	479,816	3,519	2.91	468,811	3,148	2.66
Noninterest-bearing liabilities:
Demand deposits	78,299			78,833
Other liabilities	2,400			3,663
Total noninterest bearing-liabilities	80,699			82,496
Shareholders’ equity	39,484			39,259
Total Liabilities and Shareholders’ Equity	$599,999			$590,566
Net interest spread		5,980	3.72%		5,750	3.69%
Tax-equivalent basis adjustment		(13)			(13)
Net interest income		$5,967			$5,737
Net interest margin			4.20%			4.12%

	Three Months Ended December 31, 2005			Three Months Ended December 31, 2004
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$27,166	$285	4.16%	$9,857	$46	1.86%
Securities:
Available for sale	67,193	726	4.32	82,710	845	4.09
Held to maturity	36,872	444	4.82	22,300	269	4.83
Total securities	104,065	1,170	4.50	105,010	1,114	4.24
Loans, net of unearned discount:
SBA	81,835	1,967	9.61	65,620	1,209	7.37
Commercial	248,012	4,547	7.27	202,880	3,464	6.79
Residential mortgage	62,320	816	5.24	52,017	698	5.37
Consumer	46,544	714	6.09	41,919	512	4.86
Total loans	438,711	8,044	7.29	362,436	5,883	6.47
Total interest-earning assets	569,942	9,499	6.63	477,303	7,043	5.88
Noninterest-earning assets:
Cash and due from banks	11,364			11,681
Allowance for loan losses	(6,790)			(5,930)

Other assets	25,483			17,101

Total noninterest-earning assets	30,057			22,852

Total Assets	$599,999			$500,155

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$141,589	704	1.97	$175,956	660	1.49
Savings deposits	144,754	952	2.61	68,102	260	1.52
Time deposits	144,732	1,311	3.59	102,333	697	2.71
Total interest-bearing deposits	431,075	2,967	2.73	346,391	1,617	1.86
Borrowed funds and subordinated debentures	48,741	552	4.49	32,883	346	4.19
Total interest-bearing liabilities	479,816	3,519	2.91	379,274	1,963	2.06
Noninterest-bearing liabilities:
Demand deposits	78,299			84,669
Other liabilities	2,400			1,428
Total noninterest-bearing liabilities	80,699			86,097
Shareholders’ equity	39,484			34,784
Total Liabilities and Shareholders’ Equity	$599,999			$500,155

Net interest spread		5,980	3.72%		5,080	3.82%
Tax-equivalent basis adjustment		(13)			(13)
Net interest income		$5,967			$5,067

Net interest margin			4.20%			4.26%

	Year to Date December 31, 2005			Year to Date December 31, 2004
	Balance	Interest	Rate	Balance	Interest	Rate
ASSETS
Interest-earning assets:

Federal funds sold and interest-bearing deposits with banks	$17,160	$572	3.33%	$15,039	$193	1.28%
Securities:
Available for sale	74,208	3,152	4.25	83,291	3,374	4.05
Held to maturity	31,139	1,477	4.74	17,395	867	4.98
Total securities	105,347	4,629	4.39	100,686	4,241	4.21
Loans, net of unearned discount:
SBA	74,369	6,558	8.82	62,853	4,296	6.83
Commercial	230,039	16,164	7.03	192,435	12,934	6.72
Residential mortgage	62,103	3,318	5.34	50,242	2,712	5.40
Consumer	45,707	2,648	5.79	38,979	1,860	4.77
Total loans	412,218	28,688	6.96	344,509	21,802	6.33
Total interest-earning assets	534,725	33,889	6.34	460,234	26,236	5.70
Noninterest-earning assets:
Cash and due from banks	12,661			13,304
Allowance for loan losses	(6,398)			(5,724)
Other assets	24,399			15,603
Total noninterest-earning assets	30,662			23,183
Total Assets	$565,387			$483,417

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$150,420	2,605	1.73	$188,840	2,656	1.41
Savings deposits	130,911	3,164	2.42	49,330	620	1.26
Time deposits	118,174	3,820	3.23	96,686	2,507	2.59
Total interest-bearing deposits	399,505	9,589	2.40	334,856	5,783	1.73
Borrowed funds and subordinated debentures	46,604	2,014	4.32	29,169	1,225	4.20
Total interest-bearing liabilities	446,109	11,603	2.60	364,025	7,008	1.93
Noninterest-bearing liabilities:
Demand deposits	78,519			85,283
Other liabilities	2,634			1,445
Total noninterest-bearing liabilities	81,153			86,728
Shareholders’ equity	38,125			32,664
Total Liabilities and Shareholders’ Equity	$565,387			$483,417

Net interest spread		22,286	3.74%		19,228	3.77%
Tax-equivalent basis adjustment		(52)			(70)
Net interest income		$22,234			$19,158

Net interest margin			4.17%			4.18%

Unity Bancorp, Inc.

Quarterly Financial Data

	12/31/05	09/30/05	06/30/05	03/31/05	12/31/04
SUMMARY OF INCOME (in thousands):
Interest income	$9,486	$8,885	$7,943	$7,523	$7,030
Interest expense	3,519	3,148	2,678	2,258	1,963
Net interest income	5,967	5,737	5,265	5,265	5,067
Provision for loan losses	525	675	350	300	350
Net interest income after provision	5,442	5,062	4,915	4,965	4,717
Noninterest income	2,072	2,132	2,195	1,791	1,868
Noninterest expense	4,804	4,582	4,642	4,648	4,452
Income before income taxes	2,710	2,612	2,468	2,108	2,133
Federal and state income tax provision	956	993	941	798	775
Net Income	1,754	1,619	1,527	1,310	1,358
Net Income per Common Share:
Basic	$0.28	$0.26	$0.25	$0.22	$0.22
Diluted	0.27	0.25	0.24	0.20	0.21
COMMON SHARE DATA:
Cash dividends declared	$0.05	$0.05	$0.05	$0.04	$0.04
Book value at quarter end	6.57	6.46	6.29	5.96	5.91
Market value at quarter end	14.00	13.09	11.96	11.43	12.19
Average common shares outstanding: (000’s)
Basic	6,182	6,112	6,109	6,078	6,063
Diluted	6,483	6,426	6,423	6,422	6,433
Common shares outstanding at period end (000’s)	6,225	6,114	6,107	6,108	6,067
OPERATING RATIOS:
Return on average assets	1.16%	1.09%	1.13%	1.03%	1.08%
Return on average common equity	17.62	16.36	16.50	14.63	15.53
Efficiency ratio	59.76	58.17	62.43	66.37	64.24
BALANCE SHEET DATA (in thousands):
Assets	$614,172	$609,916	$577,507	$525,842	$515,417
Deposits	521,860	518,696	477,274	447,790	433,898
Loans	448,567	434,749	410,926	381,172	373,580
Shareholders’ equity	40,929	39,526	38,411	36,406	35,868
Allowance for loan losses	6,892	6,558	6,239	5,942	5,856
TAX-EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.63%	6.35%	6.22%	6.20%	5.88%
Interest-bearing liabilities	2.91	2.66	2.54	2.28	2.06
Net interest spread	3.72	3.69	3.68	3.92	3.82
Net interest margin	4.20	4.12	4.12	4.30	4.26
CREDIT QUALITY:
Nonperforming assets (in thousands)	$4,539	$5,733	$4,777	$3,172	$4,436
Allowance for loan losses to period-end loans	1.54%	1.51%	1.52%	1.56%	1.57%
Net charge offs to average loans	0.17	0.33	0.05	0.23	0.24
Nonperforming assets to loans and OREO	1.01	1.32	1.16	0.83	1.19
CAPITAL AND OTHER:
Total equity to assets	6.66%	6.48%	6.65%	6.92%	6.96%
Tier I capital to average assets (leverage)	8.48	8.55	8.67	8.99	9.09
Tier I capital to risk-adjusted assets	10.26	10.40	10.65	11.18	11.14
Total capital to risk-adjusted assets	11.51	11.65	11.91	12.43	12.39
Number of banking offices	14	13	13	13	13
Number of ATMs	16	15	15	15	15
Number of employees	190	185	178	185	173

Unity Bancorp, Inc.

Allowance for Loan Losses and Loan Quality Schedules

(Dollars in thousands)

	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004
ALLOWANCE FOR LOAN LOSSES:
Balance, beginning	$6,558	$6,239	$5,942	$5,856	$5,726
Provision charged to expense	525	675	350	300	350
	7,083	6,914	6,292	6,156	6,076
Less: Charge offs
SBA	91	(9)	112	107	33
Commercial	18	87	30	165	220
Residential mortgage	—	25	—	24	—
Consumer	249	262	4	8	14
Total Charge Offs	358	365	146	304	267
Add: Recoveries
SBA	130	—	30	44	34
Commercial	24	8	7	45	10
Residential mortgage	—	—	—	—	—
Consumer	13	1	56	1	3
Total Recoveries	167	9	93	90	47
Net Charge Offs	191	356	53	214	220
Balance, ending	$6,892	$6,558	$6,239	$5,942	$5,856

LOAN QUALITY INFORMATION:
Nonperforming loans	$4,361	$5,555	$4,777	$2,974	$4,091
Other real estate owned, net	178	178	—	198	345
Nonperforming assets	$4,539	$5,733	$4,777	$3,172	$4,436

Loans 90 days past due and still accruing	$—	$—	$—	$313	$—

Allowance for loan losses to:
Total loans at period end	1.54%	1.51%	1.52%	1.56%	1.57%
Nonperforming loans	158.04	118.06	130.60	199.80	143.14
Nonperforming assets	151.84	114.39	130.60	187.33	132.01
Net charge offs to average loans (QTD)	0.17	0.33	0.05	0.23	0.24
Net charge offs to average loans (YTD)	0.20	0.21	0.14	0.23	0.19
Nonperforming loans to total loans	0.97	1.28	1.16	0.78	1.10
Nonperforming assets to total loans and OREO	1.01	1.32	1.16	0.83	1.19